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                                                        Exhibit 99.B(d)(2)(R)(i)

                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                             SUB-ADVISORY AGREEMENT

                                     BETWEEN

                             DIRECTED SERVICES, INC.

                                       AND

                          ING INVESTMENT MANAGEMENT CO.
                 (FORMERLY, AELTUS INVESTMENT MANAGEMENT, INC.)

SERIES                                                           ANNUAL SUB-ADVISER FEE
------                                                           ----------------------
                                                     (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)
ING Global Resources Portfolio                                          0.4000%

ING International Portfolio                                  0.4500% on first $500 million
                                                      0.3600% on assets in excess of $500 million

ING Limited Maturity Bond Portfolio and      0.1575% on the first $200 million in combined assets of these
ING Liquid Assets Portfolio                                              Series
                                                            0.1350% on the next $300 million
                                                      0.1125% on assets in excess of $500 million

ING Stock Index Portfolio                                               0.1170%